Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                           November 1, 2013
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and nine months ended September 28, 2013 and September 29, 2012, in thousands of dollars except share and per share amounts.
                            Three Months Ended          Nine Months Ended
                        September 28, September 29, September 28, September 29,
                            2013          2012          2013          2012

Net sales                 $1,648,105   $1,479,416    $4,914,440    $4,461,122

Net earnings attributable
 to Seaboard              $   30,969   $   74,422    $  127,970    $  206,728

Net earnings per common
 share                    $    25.99   $    61.92    $   107.09    $   171.52

Average number of shares
  outstanding              1,191,744    1,201,974     1,195,006     1,205,239


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor

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